UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2014

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Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)

(970) 221-4670
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (e)    On November 17, 2014, Advanced Energy Industries, Inc. (“AEI”) and Danny C. Herron, Chief Financial Officer (“Herron”), entered into an executive transition and separation agreement (the “Transition Agreement”), providing for the termination of Herron’s employment with AEI following a transition period.

Transition Period

Pursuant to the Transition Agreement, Herron will continue to serve as AEI’s Chief Financial Officer, the company’s principal financial officer, until March 10, 2015, unless (i) Herron’s employment is voluntarily terminated by him, terminated earlier by AEI’s acceleration of the termination date or terminated earlier for Cause (as defined in the Transition Agreement), or (ii) AEI extends the termination date by up to thirty (30) days after March 10, 2015.

Mr. Herron will continue to receive his current base salary and benefits during the transition period while Chief Financial Officer.

Payments

Subject to the conditions set forth in the Transition Agreement, AEI will pay Herron the following amounts (collectively, the “Payments”): (i) an amount equal to $575,000 within thirty (30) days after termination of his employment and an additional amount equal to $100,000 within sixty (60) days after termination of his employment, and (ii) a severance amount equal to $108,130 over the four (4) month period following his termination of employment.

The Transition Agreement includes Herron’s release of claims against AEI as of the date of the Transition Agreement, and receipt of the Payments is subject to Herron’s provision to AEI of a full release of claims as of the expiration of the transition period or within twenty-one (21) days thereafter.

Incentive Compensation

Pursuant to the Transition Agreement, Herron will not be eligible for any award under AEI’s Short Term Incentive Plan, and all performance units and performance stock options granted to Herron under the 2012-2014 Long Term Incentive Plan that were unvested as of the date of the Transition Agreement were cancelled.

Other Agreements

The Transition Agreement also includes Herron’s commitments in respect of (i) reasonable assistance to AEI for twelve (12) months after the transition period to answer questions and participate in discussions related to AEI, (ii) non-disparagement of AEI and its affiliates and employees, (iii) confidentiality, (iv) non-solicitation, and (v) non-competition.

Herron has the right to revoke the Transition Agreement by written notice to AEI within seven (7) days after signing the Transition Agreement.

The foregoing summary description of the Transition Agreement is qualified in its entirety by reference to the full text of the Transition Agreement, which is attached as Exhibit 10.1 and incorporated by reference herein.

(c)    On November 18, 2014, AEI announced the promotion of Bill Trupkiewicz to Chief Accounting Officer. Mr. Trupkiewicz, age 51, has been Vice President and Corporate Controller of AEI since March 2014. Prior to joining AEI, Mr. Trupkiewicz held a number of senior finance and accounting positions with JBS USA Holdings, Inc. and its predecessor companies since October 1994, serving most recently as Corporate Controller, Chief Accounting Officer and Secretary from July 2007 through January 2014. JBS USA Holdings, Inc., a subsidiary of the Brazilian company JBS S.A., is a global leader in beef and pork processing. Mr. Trupkiewicz is a Certified Public Accountant.

Item 8.01 Other Events.

On November 18, 2014, AEI issued a press release announcing that Herron will step down as Chief Financial Officer following a transition period. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Executive Transition and Separation Agreement, dated November 17, 2014
99.1	Press release dated November 18, 2014 by Advanced Energy Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/S/ Thomas O. McGimpsey
Date: November 18, 2014	Thomas O. McGimpsey
Executive Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Executive Transition and Separation Agreement, dated November 17, 2014
99.1	Press release dated November 18, 2014 by Advanced Energy Industries, Inc.